Invitrogen to Acquire BioReliance December 24, 2003 Greg Lucier President and CEO, Invitrogen Eric Winzer Chief Financial Officer, Invitrogen Capers McDonald President and CEO, BioReliance

Safe Harbor Statement Certain statements contained in this presentation are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and Invitrogen intends that such forward- looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, but are not limited to statements relating to the timing of Invitrogen's anticipated acquisition of BioReliance Corporation; the impact of the anticipated acquisition of BioReliance on Invitrogen's financial performance; the enhanced capabilities of Invitrogen after its acquisition of BioReliance; financial projections; development and increased flow of new products; leveraging technology and personnel; advanced opportunities and efficiencies; opportunities for growth; and expectations of prospective new standards, new delivery platforms, and new selling specialization and effectiveness. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward- looking statements. Potential risks and uncertainties include, but are not limited to, the success of Invitrogen's tender offer for the securities of BioReliance; whether Invitrogen is able to obtain required regulatory approvals for its acquisition of BioReliance; successful combination of the operations of BioReliance and previously-acquired companies; attraction and retention of key personnel; the continuation of growth in Invitrogen's markets; the ability to manage growth; successful development and commercialization of new products and services; continued identification, development and licensing of new technology; competition; and other risks and uncertainties detailed from time to time in Invitrogen Corporation's Securities and Exchange Commission filings.

Regulation G This presentation will include discussion of "non-GAAP financial measures" as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company's financial results prepared in accordance with GAAP have been posted on the company's Investor Relations webpage at www.invitrogen.com.

Transaction Highlights and Rationale

- All cash tender offer – $48/share
- Total consideration – $500M
  - Includes ~$70M of assumed debt and cash on hand of ~$20M
- Expected close – Q1 2004
- Accretive to EPS
  - Adds 19¢ to 2004 proforma EPS

2004 Proforma EPS Growth Increased to 28%

Source: Invitrogen estimates

- Industry leader – BioProduction Services
- Attractive industry fundamentals and growth drivers
- Combination creates novel industry capability
- Expands client relationships to become essential partner
- Global capabilities

Solidifies Leadership in Attractive BioProduction Space

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Invitrogen Vision Genomics Functional Genomics Proteomics Cell Biology Target ID Validation Assay Development Lead ID Lead Optimization Preclinical Testing Clinical Trials I, II, III Production Becoming the Preeminent Drug Discovery Partner Basic Research Drug Discovery Drug Production The Invitrogen Operating System

BioReliance Overview Industry pioneer >55 years operating experience Leader in comprehensive BioProduction Services Biologics testing Specialized manufacturing State-of-the-art facilities US and Europe Highly technical team Deep regulatory expertise Profitable business Established, proven model Industry Leader... Great Reputation... Unique Capabilities

Biologics Pipeline Biologics in Clinical Development 2003E 2004E 2005E 2006E 2007E 2008E 1820 2030 2316 2671 3054 3455 15% CAGR Number of Biologics $24+ billion of sales Growing 15+% Biologics among best-selling drugs Record number in clinic and growing Faster research path and route to market However... production of biologics is challenging Significant technical expertise Unique production Highly regulated Great Promises... And Opportunities Both an art and a science Pre-clinical through launched product Source: Invitrogen estimates

BioTesting BioManufacturing 82 16 2 BioTesting BioManufacturing 39 6 55 BioProduction Services Large, Growing Market Segment Drug companies are increasingly outsourcing all or part of BioProduction Access technical and regulatory expertise Access innovative technologies and documentation Reduce costs Improve drug development time Large opportunity... double-digit growth Specialized providers BioTesting 2003 Estimate: $630M, 10-12% growth Toxicology and ADME 55% BioSafety 6% Lot Release 39% BioManufacturing 2003 Estimate: $10.4B, 12-15% growth PreClinical < 1% Phase I and II 17% Phase III and Production 82% Source: Invitrogen estimates

Invitrogen
life technologies

BioReliance Offerings

Enter BioProduction Cycle → Preclinical Testing → Clinical Trials I, II, III → Production

BioSafety Testing

- Cell Line Characterization
- Clinical Trial Sample Testing
- Clearance Validation Studies
- Lot Release Testing

BioAnalysis Formulation

- Product Characterization
- Methods Validation
- Formulation Development
- Product Stability Testing

BioManufacture

- Cell Banking
- Biorepository
- Small Scale Manufacturing
- Large Scale Manufacturing
- Product Stability Testing
- Final Formulation & Filling

Biological Trials

- *In vitro* Studies
- Short-term *In vivo* Studies
- Molecular Studies

A Leader in Testing and Manufacturing Services

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Highly Complementary Businesses

Basic Research → Drug Discovery → Enter BioProduction Cycle → Preclinical Testing → Clinical Trials I, II, III → Production

Biotesting and cell culture threaded throughout

Target ID & Validation	Cell Line Development	Process Development	cGMP Fermentation	Harvest & Purification	Fill/ Finish	Testing/ Release
						
• Tool Kits	• Media Selection • Bioengineering • Cell Banking • Characterization	• Media Optimization • System Design	• Media Supply • System Validation • CMO Service	• Filtration • Separation	• CMO Service	• Custom Assays
Invitrogen life technologies: ✓✓✓	✓	✓	✓	Collaborate through partnerships		
BioReliance:	✓✓✓	✓✓	✓✓		✓✓	✓✓✓

Combination Offers Customer Advantage

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Greater Value Proposition Integrated solutions Speed Accountability Reliability Optimized products & services Superior system productivity Technology-infused services Faster drug discovery Better products in market Early point of entry in cycle Accelerate GIBCO penetration Greater customer penetration Potential annuity Sell more products & services Asia, Europe Add innovation Launch new products Revolutionize industry A True Win-Win Customer Invitrogen

Invitrogen life technologies

Commercial Integration Plan

Invitrogen
- GIBCO® Media
- Fetal Bovine Serum
- Custom Media
- AGT™

BioReliance
- Cell Banking
- Validation Service
- Viral Clearance
- Cell Line Dev
- Assay Dev

- Key Account Mgmt
- Joint Customer Programs
- Joint Industry Intel

Unique Capabilities

Integrated Commercial Team
- Custom Media Solutions
- Pre-Clinical Services
- Process Dev / Optimization
- Full Scale Up

IVGN Sales & Marketing

BioProduction Products & Services

Create Dedicated, High-Value BioProduction Team

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Financial Overview Revenues Solid History With Room to Grow 2001 2002 2003 2004 Revenue 69.661 82.446 98 132.7 $70M $82M $98M $133M 2001 2002 2003 2004 (est) (est) Testing Manufacturing East 90 10 US Europe East 65 35 Current Revenue Breakdown Testing 90% Manufacturing 10% United States 65% Europe 35% 24% CAGR Source: Invitrogen estimates

+49% $171 +39% $304 +28% $2.84 +28% $990 New 2004 Projection New 2004 Guidance Creates $1 Billion Biotechnology Company Original 2004 Guidance Original 2004 Guidance Revenues $890 +16% Pro Forma EPS $2.65 +20% EBITDA $275 +26% Free Cash Flow $167 +45% ($M, except EPS)

Summary Industry leader in BioProduction services Attractive industry fundamentals and growth drivers Invitrogen science + BioReliance service = winning combination Value proposition supports essential partnership with customers Global capabilities Transaction is accretive to EPS A BioProduction Powerhouse... Total Customer Solution

Questions & Answers